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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 1997, in the Registration Statement (Form S-4 No. 333-43645) and related Prospectus of Kitty Hawk, Inc. for the registration of $340,000,000 of its 9.95% Senior Secured Notes due 2004.

We also consent to the incorporation by reference therein of our report dated October 31, 1996, with respect to the consolidated financial statements of Kitty Hawk, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1996, and our report dated February 7, 1997, with respect to the consolidated financial statements of Kitty Hawk, Inc. included in its Transition Report (Form 10-K) and its Transition Report, as amended (Form 10-K/A) for the four months ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Dallas, Texas
January 30, 1998